SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 13, 2004
                                                     (December 8, 2004)

                              COMFORCE Corporation
             (Exact name of registrant as specified in its charter)

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
               Delaware                                1-6081                               36-2262248
    (State or other jurisdiction of           (Commission File Number)                     (IRS Employer
            incorporation)                                                              Identification No.)
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415 Crossways Park Drive, P.O. Box 9006, Woodbury, New York            11797
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:      (516) 437-3300

           ___________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02  Unregistered Sales of Equity Securities

     On December 8, 2004, the Company agreed to issue $6,737,000 face amount (6,737 shares) of its new Series 2004A Convertible Preferred Stock in exchange for $6,736,848 (including principal and accrued interest) of its 8.0% Subordinated Convertible Note due December 2, 2009 (the "Convertible Note") in a transaction with the Fanning CPD Assets, LP (the "Fanning Partnership"). This exchange improves the Company's balance sheet by eliminating $6.7 million of long-term debt while maintaining, under the terms of the new 2004A Series Preferred Stock, the same common stock conversion rights as existed for the Convertible Note.

     The conversion price of the Convertible Note and the Series 2004A Preferred Stock is $1.70 per share of common stock. The conversion price is the price at which a holder of shares of Series 2004A Preferred Stock or the Convertible Note may convert such instruments into common stock (or, in certain circumstances, into a participating preferred stock which in turn will be convertible into common stock at the same effective rate). The rights and preferences of the Series 2004A Preferred Stock are substantially identical to those of the Company's Series 2003A and 2003B Convertible Preferred Stock, except that the conversion price is $1.05 for the Series 2003A Preferred Stock and $0.54 for the Series 2003B Preferred Stock. The Company may mandate conversion of the Preferred Stock if the average market price of its common stock for any six month period is at least $3.25 per share for the Series 2003A and 2003B Preferred Stock or $4.50 per share for the Series 2004A Preferred Stock, but only if the shares of Series Preferred Stock can be converted into freely tradable common stock.

     Each share of Series 2003A, 2003B and 2004A Preferred Stock (collectively, the "Series Preferred Stock") has a face amount of $1,000, and bears annual cumulative dividends of $75 per share (7.5% per annum). Upon liquidation, the holders of the Series Preferred Stock will be entitled to a liquidation preference of $1,000 per share plus the amount of accumulated, unpaid dividends before any distributions shall be made to the holders of common stock or any other junior series or class of stock of the Company. Unless the holders of two-thirds of the shares of the Series Preferred Stock outstanding shall have otherwise consented, no series or class of preferred stock having rights or preferences that are not junior to the Series Preferred Stock shall be issued by the Company.

     The Company can only pay dividends on the Series Preferred Stock if (i) dividends can legally be paid in accordance with Delaware law, (ii) the Company's board of directors, in its discretion upon the exercise of its fiduciary duties, declares that a dividend be paid, (iii) payment of the dividend is permitted under the terms of the Company's Revolving Credit and Security Agreement (the "PNC Credit Facility") with PNC Bank, National Association, as a lender and administrative agent, and (iv) the Company's wholly-owned operating subsidiary, COMFORCE Operating, Inc., has sufficient funds to upstream in accordance with the restricted payments tests under the indenture governing its 12% Senior Notes due 2007 ("Senior Notes").

     In the event that the conversion of Series Preferred Stock into common stock of COMFORCE would result in either (i) the occurrence of a "change of control" as defined in the indenture governing the Senior Notes, or (ii) require stockholder approval in accordance with the rules and regulations of the Securities and Exchange Commission or the American Stock Exchange (or any other exchange or quotation system on which the Company's shares are then listed), then the Series Preferred Stock held by such holder shall not be convertible into common stock, but rather shall be convertible into shares of non-voting participating preferred stock having a liquidation preference of $0.01 per share (but no other preferences) to be created by the Company. The participating preferred stock will in turn be convertible into the Company's common stock (on the same basis as if the conversion to common stock from Series

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Preferred  Stock had occurred  directly) if the conversion  will not result in a
"change of control" as defined in the indenture governing the Senior Notes or require stockholder approval in accordance with the rules and regulations of the Securities and Exchange Commission or the American Stock Exchange (or any other exchange or quotation system on which the Company's shares are then listed).

     As part of the transaction, the Convertible Note was restated at the principal amount of $1,299,402, and the terms were modified to permit the Company to pay interest in cash or kind, at its election, for the balance of the term of the Convertible Note. Under the terms of the Convertible Note prior to this amendment, interest was to be payable only in cash beginning with the interest payment due on June 1, 2005.

     The Fanning Partnership is a limited partnership in which John C. Fanning, the Company's chairman and chief executive officer, holds the principal economic interest. Rosemary Maniscalco, a director of the Company, is the general partner of the Fanning Partnership, but has no pecuniary interest therein. The Company obtained the opinion of an independent investment banking firm that the terms of the exchange transaction with the Fanning Partnership were fair to the Company from a financial point of view, and each of the Company's independent directors approved the terms of the transaction.

     These shares of Series 2004A Preferred Stock were issued to the Fanning Partnership in reliance upon the exemptions from registration afforded by section 3(a)(9) or section 4(2) of the Securities Act of 1933 and the regulations thereunder. Unless the Company registers the shares of common stock issuable upon conversion of the Series 2004A Preferred Stock for resale under the Securities Act of 1933, any resale of those shares by the Fanning Partnership, as an affiliate of the Company, will be conducted in compliance with the volume limitations and other conditions of Rule 144 of the Securities Act of 1933 (other than the holding period requirement).

Item 5.03. Amendments to Articles of Incorporation; Bylaws

     In connection with the exchange transaction described in Item 3.02 of this Report, the Company's board of directors approved the creation of its new Series 2004A Preferred Stock, and amended its certificate of incorporation by filing with the Secretary of State of Delaware on December 8, 2004 an Amended and Restated Certificate of Designations of Series and Determination of Rights and Preferences of Series 2003A, 2003B and 2004A Convertible Preferred Stock. The Company's certificate of designations permits the board of directors to create the new series of preferred stock and file designations of rights and preferences without stockholder approval. The discussion of the rights and preferences of the Company's Series 2003A, 2003B and 2004A Preferred Stock included in Item 3.02 in this Report is incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

3.1 Amended and Restated Certificate of Designation and Determination of Rights and Preferences of Series 2003A, 2003B and 2004A Convertible Preferred Stock of COMFORCE Corporation filed with the Secretary of State of Delaware on December 8, 2004.

4.1 Amended and Restated 8% Subordinated Convertible Note due December 2, 2009 of COMFORCE Corporation.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


COMFORCE Corporation

By: /s/ Harry V. Maccarrone
    ---------------------------
    Harry V. Maccarrone
    Executive Vice President and Chief Financial Officer

Dated: December 13, 2004

                                  EXHIBIT INDEX

Item           Description

3.1
               Amended and Restated Certificate of Designation and Determination of Rights and Preferences of Series 2003A, 2003B and 2004A Convertible Preferred Stock of COMFORCE Corporation filed with the Secretary of State of Delaware on December 8, 2004.

4.1
               Second Amended and Restated 8% Subordinated Convertible Note due December 2, 2009 of COMFORCE Corporation.